For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Chief Financial Officer	Vice President
Chico’s FAS, Inc.	Investor and Community Relations
(239) 274-4105	Chico’s FAS, Inc.
(239) 274-4797
Chico’s FAS, Inc. Announces Purchase of 22 Acre Property
Adjacent to Current Headquarters
          Fort Myers, FL - April 20, 2006 - Chico’s FAS, Inc. (NYSE: CHS) announced today it has purchased approximately 22 acres of property adjacent to the Company’s current headquarters site on Metro Parkway in Fort Myers, Florida to serve as the base for expansion of the Company’s corporate headquarters operations. The property includes seven existing buildings aggregating approximately 200,600 square feet of space, most of which is leased to unrelated third parties. The acquisition cost for this property, along with the buildings, totaled approximately $25.6 million, which includes all transaction costs. The acquisition was funded from the company’s existing cash and marketable securities balances.
          The Company had previously announced its acquisition of 105 undeveloped acres in Lee County, Florida, which was intended to be used for the location of a new headquarters campus. When the adjacent 22 acre property became available, the Company decided to plan its expansion at its current location and to hold the 105 acre property for investment and ultimate sale at the opportune time.
          In the meantime, the Company will proceed promptly to explore its expansion options on the newly acquired adjacent site as well as on the existing 35 acres that the Company already owns at that same location. The Company believes that the costs associated with completing the expansion will be significantly less than had the Company proceeded with building an entirely new headquarters campus at the 105 acre site.
          Scott A. Edmonds, President and Chief Executive Officer stated, “Although we have decided not to utilize the 105 acre parcel to construct a new headquarters facility, we are confident that our acquisition and utilization of the adjacent properties should provide us with the additional space we will need to support our growth for years to come. Expanding our headquarters operations onto this adjacent property should allow a more phased approach to the expansion, and should also prove to be less disruptive than if we were to have moved our entire operations to a completely new headquarters campus. In the meantime, we recognize that there are tenants in the buildings whose businesses currently depend on the operating space. We expect to build a strong relationship with those tenants, to be supportive as a landlord, and to respect their rights as tenants.”
          The Company is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 791 women’s specialty stores, including stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market, Soma by Chico’s and Fitigues names. The Company owns 507 Chico’s front-line stores, 31 Chico’s outlet stores, 202 White House | Black Market front-line stores, 8 White House | Black Market outlet stores, 18 Soma by Chico’s stores, 11 Fitigues front-line stores and 1 Fitigues outlet store; franchisees own and operate 13 Chico’s stores.

     Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section